FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports Second Quarter 2021 Results

SOUTHFIELD, Mich., August 6, 2021 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the second quarter 2021.

While global vehicle production increased significantly from a year ago, industry volumes declined 9% sequentially in the second quarter of 2021, as compared to the first quarter of 2021. Second quarter 2020 industry production was negatively impacted by extended pandemic-related shutdowns, and second quarter 2021 industry production was impacted by component shortages, particularly those related to semiconductors.

Second Quarter 2021 Highlights

•Sales increased 95% to $4.8 billion, compared to $2.4 billion in the second quarter of 2020, reflecting total company growth over market of 11 percentage points
•Net income (loss) of $175 million and adjusted net income (loss) of $148 million, compared to $(294) million and $(249) million, respectively, in the second quarter of 2020
•Core operating earnings of $233 million, compared to $(248) million in the second quarter of 2020
•Earnings per share of $2.89 and adjusted earnings per share of $2.45, compared to $(4.89) and $(4.14), respectively, in the second quarter of 2020
•Net cash provided by (used in) operating activities of $260 million and free cash flow of $120 million, compared to $(525) million and $(611) million, respectively, in the second quarter of 2020
•Cash and cash equivalents at quarter-end of $1.4 billion and total available liquidity of $3.2 billion
•Repurchased nearly 170,000 shares for a total of $31 million
•Received General Motors’ Supplier of the Year and Overdrive Awards
•Lear credit rating outlook upgraded by Moody’s and Fitch

“As expected, the second quarter was very challenging, given semiconductor supply issues that impacted the auto industry and led to significant production disruptions,” said Ray Scott, Lear’s President and Chief Executive Officer. “I am especially proud of the Lear
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operating team for successfully navigating the challenging environment, supporting our customers’ production, and delivering solid financial results. In addition, the investments we have made in innovation and technology have resulted in exciting new business wins on high content electric vehicles in both business segments. Industry demand remains extremely strong, and I’m confident that Lear will deliver profitable growth and sustained shareholder returns as the industry recovers from these unprecedented component shortages.”

Second Quarter Financial Results
(in millions, except per share amounts)

	2021	2020
Reported
Sales	$4,760.7	$2,444.5
Net income/(loss)	$175.2	$(293.9)
Earnings/(loss) per share	$2.89	$(4.89)

Adjusted(1)
Core operating earnings	$233.2	$(248.3)
Adjusted net income/(loss)	$148.3	$(248.6)
Adjusted earnings/(loss) per share	$2.45	$(4.14)

In the second quarter, global vehicle production increased 51% compared to a year ago, with North America up 132%, Europe up 93% and China down 3%. In the second quarter of 2020, vehicle production in North America and Europe was significantly impacted by COVID-19-related shutdowns. Global production increased on a Lear sales-weighted basis(2) by approximately 72%.

Sales in the second quarter increased 95% to $4.8 billion compared to a year ago. Excluding the impact of foreign exchange, commodities and acquisitions, sales were up 83%, reflecting increased production on Lear platforms and the addition of new business in both business segments. Sales growth over market for the second quarter was 11 percentage points, driven primarily by the favorable platform mix in Seating.

Core operating earnings were $233 million, or 4.9% of sales, compared to $(248) million in 2020. The increase in earnings resulted primarily from higher sales due to increased production on Lear platforms, favorable platform mix and the addition of new business. Both of our business segments had positive operating performance, which was partially offset by premium costs related to component shortages and increased commodity costs. In the Seating segment, margins and adjusted margins were 7.0% and 7.3% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 2.3% and 3.5% of sales, respectively.

Earnings per share were $2.89. Adjusted earnings per share were $2.45, up from $(4.14) in 2020, primarily reflecting higher operating earnings.

In the second quarter of 2021, net cash provided by operating activities was $260 million, and free cash flow(1) was $120 million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and second quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program

During the second quarter of 2021, we began to repurchase shares for the first time since suspending share repurchases in early 2020 following the onset of the COVID-19 pandemic. During the quarter, we repurchased 169,814 shares of our common stock for a total of $31.2 million. As of the end of the second quarter, we had a remaining share repurchase authorization of approximately $1.4 billion, which expires on December 31, 2022, and reflects approximately 14% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 52.0 million shares of our common stock for a total of $4.7 billion at an average price of $90.38 per share. This represents a reduction of approximately 49% of our shares outstanding since the time we began the program.

2021 Financial Outlook

Below is our updated 2021 financial outlook, which reflects the impact of semiconductor and other component shortages that continue to impact industry volumes, and higher commodity costs. At the midpoint of our guidance range, we have assumed that global industry production will increase approximately 6% from 2020, which is lower than our prior guidance assumption of 9%.

Full Year 2021 Outlook
Net Sales	$19,700 - $20,500 million
Core Operating Earnings	$920 - $1,100 million
Adjusted EBITDA	$1,480 - $1,670 million
Restructuring Costs	≈$100 million
Capital Spending	≈$625 million
Free Cash Flow	$350 - $500 million

The industry volume assumptions underlying Lear’s 2021 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.20/Euro and 6.45 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Second Quarter 2021 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s second quarter 2021 financial results and related matters on August 6, 2021, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 2036623. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income (loss) before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income (loss) before equity income, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income (loss) attributable to Lear” (adjusted net income (loss)), “adjusted diluted net income (loss) per share available to Lear common stockholders” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income (loss) and adjusted earnings per share represent net income (loss) attributable to Lear and diluted net income (loss) per share available to Lear common stockholders, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by (used in) operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income (loss) and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income (loss), adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income (loss) attributable to Lear, diluted net income (loss) per share available to Lear common stockholders, cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of the ongoing COVID-19 pandemic on the Company’s business and the global economy, actual industry production volumes, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks #179 on the Fortune 500. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	July 3, 2021	July 4, 2020
Net sales	$4,760.7	$2,444.5

Cost of sales	4,359.3	2,571.9
Selling, general and administrative expenses	170.8	150.9
Amortization of intangible assets	25.1	16.0
Interest expense	22.3	27.2
Other income, net	(46.1)	(3.2)

Consolidated income (loss) before income taxes and equity in net income of affiliates	229.3	(318.3)
Income taxes	39.3	(41.0)
Equity in net income of affiliates	(4.9)	(7.8)

Consolidated net income (loss)	194.9	(269.5)
Net income attributable to noncontrolling interests	19.7	24.4

Net income (loss) attributable to Lear	$175.2	$(293.9)

Diluted net income (loss) per share available to Lear common stockholders	$2.89	$(4.89)

Weighted average number of diluted shares outstanding	60.6	60.1

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited; in millions, except per share amounts)

	Six Months Ended
	July 3, 2021	July 4, 2020
Net sales	$10,115.1	$6,902.2

Cost of sales	9,220.9	6,695.4
Selling, general and administrative expenses	339.7	294.6
Amortization of intangible assets	41.6	33.1
Interest expense	44.6	51.6
Other (income) expense, net	(39.8)	37.3

Consolidated income (loss) before income taxes and equity in net income of affiliates	508.1	(209.8)
Income taxes	98.2	(14.5)
Equity in net income of affiliates	(10.8)	(9.4)

Consolidated net income (loss)	420.7	(185.9)
Net income attributable to noncontrolling interests	41.8	31.6

Net income (loss) attributable to Lear	$378.9	$(217.5)

Diluted net income (loss) per share available to Lear common stockholders	$6.25	$(3.61)

Weighted average number of diluted shares outstanding	60.6	60.3

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 3, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,401.7	$1,306.7
Accounts receivable	2,965.0	3,269.2
Inventories	1,590.3	1,401.1
Other	897.3	799.7
	6,854.3	6,776.7
Long-Term:
PP&E, net	2,695.0	2,736.2
Goodwill	1,667.4	1,655.8
Other	2,047.0	2,029.9
	6,409.4	6,421.9

Total Assets	$13,263.7	$13,198.6

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,886.5	$3,141.6
Accrued liabilities	1,984.1	1,920.9
Current portion of long-term debt	4.8	14.2
	4,875.4	5,076.7
Long-Term:
Long-term debt	2,301.3	2,300.3
Other	1,194.9	1,206.7
	3,496.2	3,507.0

Equity	4,892.1	4,614.9

Total Liabilities and Equity	$13,263.7	$13,198.6

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 3, 2021	July 4, 2020
Net Sales
North America	$1,857.0	$739.9
Europe and Africa	1,727.0	823.6
Asia	997.2	840.9
South America	179.5	40.1
Total	$4,760.7	$2,444.5

Content per Vehicle [1]
North America	$571	$506
Europe and Africa	$393	$337

Free Cash Flow [2]
Net cash provided by (used in) operating activities	$260.1	$(524.5)
Capital expenditures	(140.0)	(86.1)
Free cash flow	$120.1	$(610.6)

Estimated Impact of COVID-19 Pandemic [3]
Sales	$(1,120)	$(2,600)
Core operating earnings	(270)	(600)

Core Operating Earnings [2]
Net income (loss) attributable to Lear	$175.2	$(293.9)
Interest expense	22.3	27.2
Other income, net	(46.1)	(3.2)
Income taxes	39.3	(41.0)
Equity in net income of affiliates	(4.9)	(7.8)
Net income attributable to noncontrolling interests	19.7	24.4
Restructuring costs and other special items -
Costs related to restructuring actions	14.8	36.2
Intangible asset impairment	8.5	—
Other	4.4	9.8
Core operating earnings	$233.2	$(248.3)

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 3, 2021	July 4, 2020
Adjusted Net Income (Loss) Attributable to Lear [2]
Net income (loss) attributable to Lear	$175.2	$(293.9)
Restructuring costs and other special items -
Costs related to restructuring actions	14.8	38.9
Intangible asset impairment	8.5	—
Favorable indirect tax ruling in a foreign jurisdiction	(47.0)	—
Loss related to affiliate	1.0	—
Other	0.9	4.7
Tax impact of special items and other net tax adjustments [4]	(5.1)	1.7
Adjusted net income (loss) attributable to Lear	$148.3	$(248.6)

Weighted average number of diluted shares outstanding	60.6	60.1

Diluted net income (loss) per share available to Lear common stockholders	$2.89	$(4.89)

Adjusted earnings per share	$2.45	$(4.14)

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$150.2	$130.3
Less - Intangible asset impairment	8.5	—
Adjusted depreciation and amortization	$141.7	$130.3

[1] Content per Vehicle for 2020 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the volume-driven sales reduction, calculated using our pre-COVID sales forecast as a baseline and standard variable margins, and incremental costs, partially offset by our cost reduction actions.

[4] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 3, 2021	July 4, 2020
Net Sales
North America	$3,868.2	$2,621.1
Europe and Africa	3,804.0	2,576.2
Asia	2,082.7	1,517.2
South America	360.2	187.7
Total	$10,115.1	$6,902.2

Content per Vehicle [1]
North America	$559	$500
Europe and Africa	$407	$355

Free Cash Flow [2]
Net cash provided by (used in) operating activities	$507.6	$(302.2)
Capital expenditures	(252.9)	(195.2)
Free cash flow	$254.7	$(497.4)

Estimated Impact of COVID-19 Pandemic [3]
Sales	$(1,790)	$(3,500)
Core operating earnings	(440)	(800)

Core Operating Earnings [2]
Net income (loss) attributable to Lear	$378.9	$(217.5)
Interest expense	44.6	51.6
Other (income) expense, net	(39.8)	37.3
Income taxes	98.2	(14.5)
Equity in net income of affiliates	(10.8)	(9.4)
Net income attributable to noncontrolling interests	41.8	31.6
Restructuring costs and other special items -
Costs related to restructuring actions	39.2	70.2
Intangible asset impairment	8.5	—
Other	8.8	7.3
Core operating earnings	$569.4	$(43.4)

Lear Corporation and Subsidiaries
Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 3, 2021	July 4, 2020
Adjusted Net Income (Loss) Attributable to Lear [2]
Net income (loss) attributable to Lear	$378.9	$(217.5)
Restructuring costs and other special items -
Costs related to restructuring actions	39.2	72.9
Intangible asset impairment	8.5	—
Favorable indirect tax ruling in a foreign jurisdiction	(47.0)	—
Loss related to affiliate	1.0	—
Loss on extinguishment of debt	—	21.1
Other	4.2	7.9
Tax impact of special items and other net tax adjustments [4]	(10.6)	(8.9)
Adjusted net income (loss) attributable to Lear	$374.2	$(124.5)

Weighted average number of diluted shares outstanding	60.6	60.3

Diluted net income (loss) per share available to Lear common stockholders	$6.25	$(3.61)

Adjusted earnings per share	$6.18	$(2.06)

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$291.0	$260.8
Less - Intangible asset impairment	8.5	—
Adjusted depreciation and amortization	$282.5	$260.8

Diluted Shares Outstanding at End of Quarter [5]	60,476,183	60,264,271

[1] Content per Vehicle for 2020 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the volume-driven sales reduction, calculated using our pre-COVID sales forecast as a baseline and standard variable margins, and incremental costs, partially offset by our cost reduction actions.

[4] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[5] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	July 3, 2021	July 4, 2020
Adjusted Segment Earnings

Seating
Net sales	$3,608.2	$1,754.9

Segment earnings	$252.2	$(116.4)
Costs related to restructuring actions	9.7	14.4
Other	0.3	(0.1)
Adjusted segment earnings	$262.2	$(102.1)

Adjusted segment margins	7.3%	(5.8)%

E-Systems
Net sales	$1,152.5	$689.6

Segment earnings	$26.6	$(113.4)
Costs related to restructuring actions	5.1	21.2
Intangible asset impairment	8.5	—
Other	0.3	1.2
Adjusted segment earnings	$40.5	$(91.0)

Adjusted segment margins	3.5%	(13.2)%

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except margins)

	Six Months Ended
	July 3, 2021	July 4, 2020
Adjusted Segment Earnings

Seating
Net sales	$7,604.2	$5,121.5

Segment earnings	$544.2	$69.7
Costs related to restructuring actions	24.4	27.7
Other	0.7	1.8
Adjusted segment earnings	$569.3	$99.2

Adjusted segment margins	7.5%	1.9%

E-Systems
Net sales	$2,510.9	$1,780.7

Segment earnings	$115.9	$(81.0)
Costs related to restructuring actions	10.6	41.9
Intangible asset impairment	8.5	—
Other	0.8	0.8
Adjusted segment earnings	$135.8	$(38.3)

Adjusted segment margins	5.4%	(2.2)%